Exhibit 10.1

AGREEMENT

This AGREEMENT, dated as of September 10, 2024 (the “Effective Date”), is entered into by and among MingZhu Logistics Holdings LTD., a Cayman Islands Limited Company (“Parent”), and Oxylus Global Inc., a British Virgin Islands Limited Company (the “Company”). Each of the Company and Parent is sometimes referred to as a “Party.” Capitalized terms used in this Agreement and not otherwise defined have the meaning given to them in the Merger Agreement (as defined below).

WHEREAS, the Company and Parent previously entered into the Agreement and Plan of Acquisition, dated as of May 31, 2024 (the “Merger Agreement”); and

WHEREAS, the Parties desire to terminate, effective as of the Effective Date, the Merger Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Termination. As of the Effective Date, the Merger Agreement shall be terminated and be of no further force or effect, and no party thereto shall have any continuing liabilities, damages, or obligations to the other party thereunder, except as expressly provided in this Agreement.

2. Termination Fees. No Termination Fees shall be paid by the Parties.

3. Public Announcements. Parent and the Company shall consult with each other before issuing any press release, making any other public statement, or scheduling any press conference, conference call, or meeting with investors or analysts with respect to this Agreement (except as may be required by applicable law or any listing agreement with, or rule of, any national securities exchange or association) and shall not (except as may be required by applicable law or any listing agreement with, or rule of, any national securities exchange or association) issue any such press release, make any such other public statement or schedule any such press conference, conference call or meeting before such consultation.

4. Further Assurances. Each Party, at its own expense, shall execute and deliver, or shall cause to be executed and delivered from time to time, such further certificates, agreements or instruments and shall take such other action as the other party hereto may reasonably request to document and effect the termination of the Merger Agreement and the transactions contemplated thereby.

5. Binding Nature of Agreement; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and permitted assigns, executors, or other such beneficiaries. This Agreement is not intended to create, and shall not create, any rights in any person who is not a party to this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

MingZhu Logistics Holdings LTD.

By:	/s/ Jinlong Yang
Name:	Jinlong Yang
Title:	Chief Executive Officer

Oxylus Global Inc.

By:	/s/ Robert Hoey
Name:	Robert Hoey
Title:	President